LPT VARIABLE INSURANCE SERIES TRUST

                             SUB-ADVISORY AGREEMENT

     AGREEMENT dated as of January 9, 1996, among Massachusetts Financial Services Company, a Delaware corporation (the "Sub-Adviser"), LPIMC Insurance Marketing Services, a California corporation (the "Adviser"), and LPT Variable Insurance Series Trust, a Massachusetts business trust (the "Trust").

     WHEREAS, Adviser has entered into an Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated January 9, 1996, with the Trust, attached as Exhibit A hereto, under which Adviser has agreed to act as investment adviser to the Trust, which is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Advisory Agreement provides that the Adviser may engage a sub-adviser or sub-advisers for the purpose of managing the investments of the Portfolios of the Trust; and

     WHEREAS, the Adviser desires to retain Sub-Adviser, which is engaged in the business of rendering investment management services, to provide certain investment management services for the investment portfolio(s) of the Trust listed on Exhibit B hereto (the "Portfolio") of the Trust as more fully described below; and

     WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by Sub-Adviser to Adviser with respect to the Portfolio and the terms and conditions under which such services will be rendered.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Services of Sub-Adviser. The Sub-Adviser shall act as investment sub-adviser to the Adviser with respect to the Portfolio. In this capacity, Sub-Adviser shall have the following responsibilities:

     (a) subject to the provisions of Sections 2 and 3 hereof, to manage the Portfolio's assets in accordance with its investment objective(s), policies and limitations as stated in the Portfolio's current prospectus and statement of additional information (collectively, the "Prospectus"), in accordance with the Trust's Declaration of Trust and Bylaws, as amended from time to time (the "Charter Documents"), and in accordance with the 1940 Act;

     20. Notices. All notices provided for by this Agreement shall be in writing and shall be deemed given when received, against appropriate receipt, by Stephen
E. Cavan, General Counsel and Senior Vice President of Massachusetts Financial Services Company in the case of the Sub-Adviser, Mark E. Prillaman, Executive Vice President and Chief Marketing Officer of LPIMC Insurance Marketing Services in the case of the Adviser, and the Trust's Secretary in the case of the Portfolio, or such other person as a party shall designate by notice to the other parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers designated below as of the day and year first above written.

LPT VARIABLE INSURANCE                         LPIMC INSURANCE
SERIES TRUST                                   MARKETING SERVICES

By:___________________________                 By:___________________________
     Mark E. Prillaman                              Mark E. Prillaman


Title: President and Principal Executive Officer   Title: Executive Vice President and
                                                             Chief Marketing Officer

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:___________________________________
     A. Keith Brodkin

Title:  Chairman




                                    EXHIBIT B

                       LPT VARIABLE INSURANCE SERIES TRUST

     The following Portfolios of LPT Variable Insurance Series Trust are subject to this Agreement:

                           MFS Total Return Portfolio


                                    EXHIBIT C

                       LPT VARIABLE INSURANCE SERIES TRUST

                            SUB-ADVISORY COMPENSATION

         For all services rendered by Sub-Adviser hereunder, Adviser shall pay to Sub-Adviser and Sub-Adviser agrees to accept as full compensation for all
services rendered hereunder, monthly a fee of:


                           MFS Total Return Portfolio

 .50% of first $200 million on an annualized basis of average daily net assets under management.

 .45% of the next $1.1 billion on an annualized basis of average daily net assets.

 .40% on an annualized basis of average daily net assets over and above $1.3 billion


LPT VARIABLE INSURANCE SERIES TRUST

By:______________________________________
Title:_____________________________________

LPIMC INSURANCE MARKETING SERVICES

By:______________________________________
Title:_____________________________________

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:______________________________________
Title:_____________________________________

A copy of the document establishing the Trust is filed with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of each Portfolio.